UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2016

UQM Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4120 Specialty Place
Longmont, Colorado 80504
(Address of principal executive offices, including zip code)

(303) 682-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

UQM Technologies, Inc. (the “Company”) and American Compass, Inc. (“Buyer”) are parties to the Stock Issuance and Purchase Agreement, dated as of June 28, 2016 (the “Agreement”), pursuant to which the Company has agreed to issue and sell to Buyer 66.5 million shares (the “Shares”) of the Company’s common stock (the “Transaction”).  On September 26, 2016, the Company and Buyer executed the Amended and Restated Stock Issuance and Purchase Agreement (the “Amended and Restated Agreement”), which amends, restates and replaces in its entirety the Agreement.  The Amended and Restated Agreement extends the specified deadline to hold the meeting of the Company’s shareholders to approve the Transaction from 150 days following the execution of the Agreement to 160 days following the execution of the Agreement (December 5, 2016).  The Amended and Restated Agreement also extends the deadline for the shareholders of HK Group to approve the Transaction from 150 days following the execution of the Agreement to 175 days following the execution of the Agreement (December 20, 2016).

Buyer is a wholly owned subsidiary of Hybrid Kinetic Group Limited (“HK Group”).  Buyer and the Company have determined to grant an irrevocable proxy to Dr. Yung Yeung, the chairman of the board of directors of HK Group (together with his successors, the “Proxy Representative”), irrevocably appointing the Proxy Representative as Buyer’s representative to exercise in the  absolute discretion of the Proxy Representative all voting rights attaching to the Shares.  The Amended and Restated Agreement acknowledges the grant of this irrevocable proxy.

A copy of the Amended and Restated Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.Description of Exhibit

10.1Amended and Restated Stock Issuance and Purchase Agreement dated as of September 26, 2016, among UQM and American Compass, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

28
UQM TECHNOLOGIES, INC.

Dated: September 27, 2016	By: /s/DAVID I. ROSENTHAL
David I. Rosenthal
Treasurer, Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.Description of Exhibit

10.1Amended and Restated Stock Issuance and Purchase Agreement dated as of September 26, 2016, among UQM and American Compass, Inc.